Exhibit 99.1

Applied Energetics Launches New Corporate Website and Brand Identity Reflecting the Future of Directed Energy Defense

TUCSON, Ariz. — May 14, 2026 — Applied Energetics, Inc. (OTCQB: AERG), a leader in ultrashort pulse directed energy and laser technologies, today announced the launch of its new corporate website and refreshed brand identity, marking a significant milestone in the Company’s evolution as a next-generation defense technology company focused on ultrashort pulse laser systems and scalable directed energy solutions.

The new website, available at www.appliedenergetics.com, introduces a modernized visual identity and messaging platform designed to better communicate the Company’s mission, technological differentiation, and strategic focus on addressing emerging threats in modern conflict environments.

Applied Energetics’ refreshed brand reflects the Company’s core ultrashort pulse laser technology and its critical role in accelerating advanced counter-sensor and counter-autonomy capabilities as warfare rapidly evolves toward increasingly robotic, autonomous, and electronically contested battlefields.

“Modern conflict is changing at extraordinary speed,” said Chris Donaghey, Chief Executive Officer of Applied Energetics. “The proliferation of drones, autonomous systems, and sophisticated electro-optic sensing has fundamentally altered the battlefield. We believe compact, scalable ultrashort pulse laser systems will become an increasingly important layer of future defense architectures and we are uniquely positioned to deliver it.”

The Company’s new brand emphasizes Applied Energetics’ focus on delivering compact, rugged ultrashort pulse laser technology designed to achieve high-intensity effects with dramatically reduced size, weight, and power requirements relative to traditional directed energy systems.

The updated website includes expanded information on the Company’s technology, mission focus, leadership, and strategic vision, while also highlighting recent technical achievements and ongoing development efforts related to the Company’s Pulsed Laser Air Defense (“PLAIDTM”) architecture.

“Our evolved brand reflects our position at the forefront of defense modernization,” said Donaghey. “The integration of autonomous systems, persistent sensing, and electronic warfare requires unprecedented defensive agility. Applied Energetics is pioneering the directed energy architectures needed to disrupt complex adversary threats and protect critical global assets.”

About Applied Energetics

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 25 patents and 3 patents pending, Applied Energetics’ proprietary architecture enables orders of magnitude size-

weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE’s powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. Today, AE’s USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath

Managing Director Cameron Associates, Inc.

kevin@cameronassoc.com T: 646-418-7002

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

SOURCE: Applied Energetics, Inc.